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                                                                  Exhibit 10.26

                                     FORM OF
                    1998 STREAMLINE CONSUMER LEARNING CENTER
                              MEMBERSHIP AGREEMENT

1.0      DEFINITION OF THE CONSUMER LEARNING CENTER (CLC)
         The Consumer Learning Center is a "live" research center designed to bring together and further develop the best thinking on consumer behavior in the emerging Consumer Direct industry. Streamline, Inc., sponsor of the CLC, has invited approximately six manufacturers along with other industry and academic experts to participate in the Center's research and development activities.

1.1      STRUCTURE
         The CLC will select several major areas of emphasis and organize itself accordingly. Members will align themselves with one to two key sub-teams according to their specific interests. All output of the CLC will be shared by the full membership in accordance with the confidentiality terms described below.

1.2      DURATION
         CLC activities will formally begin in March 1998 and continue through November 1998. Five full sessions of the CLC will be conducted throughout this period: March, May, July, September, and November.

         In addition, sub-teams of the CLC will conduct more frequent working sessions according to their individual project schedules. Streamline is pleased to host all sessions of the CLC at its headquarters in Westwood, Massachusetts.

2.0      MEMBERSHIP REQUIREMENTS
         Membership requirements are designed both to ensure adequate resources and support for initiatives, and to protect each member's investment in the intellectual capital created as part of the Consumer Learning Center.

2.1      EXECUTIVE SPONSORSHIP AND STAFFING
         Each member will be asked to identify an executive sponsor provide input into the formal CLC research agenda, review pi sessions of the CLC according to their availability.

         In addition, members will identify up to three representatives initiatives. Member representatives will contribute to CLC s sessions, research activities, and analyses), as determined by s attend both full and sub-team working sessions at Streamline.

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2.2      CONFIDENTIALITY
         All members agree that none of the CLC activities will be designed to restrict competition in any fashion, and no information about prices, promotions, or other elements of competition will be exchanged by competitors, nor will any agreements be reached that may tend to inhibit competition, or otherwise violate any federal or state antitrust law. As part of the fees paid hereunder, Streamline, Inc. will retain antitrust counsel (acceptable to member representatives) who will review all proposed activities prior to member involvement to ensure antitrust compliance. Antitrust counsel will review all agendas of meetings, and be present at meetings where appropriate.

         Three areas of confidentiality have been identified: member-specific data and information, Streamline-specific data and information, and the collective findings and products of the CLC.

         We do not foresee the need for extensive member-specific data and information. However, in the event that members are asked to or opt to provide proprietary data or information to the CLC, such materials will be considered confidential and will not be shared outside the CLC without the express written consent of the member in question, as described in the Mutual Non-Disclosure Agreement.

         In order to ensure that the activities of the CLC are valuable for practical, hands-on learning, it will be necessary for Streamline, Inc. to share much of its business operations with member organizations. In the spirit of innovation and thought capital development, Streamline is willing to make specific data and information available with the understanding that all such information is proprietary and confidential to Streamline and will not under any circumstances, be shared with any individual or organization outside the CLC, as described in the Mutual Non-Disclosure Agreement.

         All members agree that the intellectual and other property developed by the Consumer Learning Center is proprietary and confidential to members of the Consumer Learning Center for a period of three months following the conclusion of CLC activities in November 1998.

3.0      FEES AND PAYMENT TERMS
         Membership fees for the 1998 Consumer Learning Center total $180,000.

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         Payments may be made in two installments. The first installment for
         $90,000 will be invoiced upon issuance of the Membership Agreement. The final installment of $90,000 will be invoiced in June 1998 for receipt by July 15, 1998.

AGREED AND ACCEPTED BY:
                                           ------------------------

Member Organization
                                           ------------------------

Executive Sponsor Signature
                                           ------------------------

Executive Sponsor Print Name
                                           ------------------------

                                     Title
                                           ------------------------

                                     Date
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Streamline, Inc.                     By:   ------------------------

                                     Title
                                           ------------------------

                                      Date
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                                     FORM OF
                    1998 STREAMLINE CONSUMER LEARNING CENTER
                         MUTUAL NON-DISCLOSURE AGREEMENT

During the course of discussions between Streamline, Inc. ("Streamline") and the companies participating in the Consumer Learning Center ("CLC") all of which, including Streamline, are hereby designated as "Members," each member may disclose to the other certain information it considers as proprietary and confidential which (a) relates to specific business and/or pre-existing proprietary materials and information of each member, and (b) has been identified as confidential ("Confidential Information"). As used herein, the Member disclosing Confidential Information is the "Disclosing Member" and the member(s) receiving the Confidential Information is the "Recipient(s)." In connection therewith, the Members agree as follows:

1. Confidential Information of the Disclosing Member may be used by the Recipient(s) only in connection with the CLC and may not be disclosed by the Recipient(s) to any other member, except upon the written authorization of the Disclosing Member.

2. The Recipient(s) will not, at any time, use the Confidential Information of the Disclosing Member in any fashion, form, or manner, except in the furtherance of the goals of the CLC.

3. Each Member will protect the confidentiality of the other's Confidential Information in the same manner it protects the confidentiality of its own proprietary and confidential information of like kind. Access to the Confidential Information shall be restricted to those of each Member's personnel engaged in a use permitted hereby.

4. Confidential Information disclosed hereunder shall at all times remain as between the Member(s), the property of the Disclosing Member. No license under any trade secrets, copyrights, or other rights is granted by this Agreement or any disclosure of Confidential Information hereunder.

5. Confidential Information of the Disclosing Member may not be copied or reproduced or incorporated into other materials by the Recipient(s) without the Disclosing Member's prior written consent.

6. All Confidential Information made available hereunder, including copies thereof, shall be returned to the Disclosing Member upon the first to occur of (a) completion of the CLC or (b) request by the Disclosing Member.

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7.       Nothing in this Agreement shall prohibit or limit any Member's use of information (including but not limited to ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it, (ii) independently developed by it, (iii) acquired by it from a third party which was not, to the Recipient's knowledge, under an obligation to the Disclosing Member not to disclose such information, or (iv) which is or becomes publicly available through no breech by the Members of this Agreement.

8. In the event any Recipient receives a subpoena or other validly issued administrative or judicial process demanding Confidential Information of a Disclosing Member, the Recipient shall promptly notify the Disclosing Member and tender to it the defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the Recipient shall thereafter be entitled to comply with such demand to the extent permitted by law. If requested by the Disclosing Member to whom the defense has been tendered, the Recipient shall cooperate (at the expense of the requesting Disclosing Member) in the defense of a demand.

9. Subject only to its confidentiality and non-disclosure obligations as set forth in this Agreement, each Member's right to develop, use, and market products and services similar to or competitive with the Confidential Information of the other Members shall remain unimpaired. Each Member acknowledges that the other Member(s) may already possess or have developed products or services similar to or competitive with those of the other Member(s) disclosed in the Confidential Information.

10. None of the Members may use the name of the other Member(s) in connection with any advertising or publicity materials or activities without the prior written consent of the other Member(s).

11. This Agreement shall become effective as of the date when it has been executed by every Member and executed copies are delivered to every member and Confidential Information is first made available to the other hereunder.

12. All obligations of the parties to this Mutual Non-Disclosure Agreement shall terminate five (5) years from the date the CLC project is completed. This Agreement shall remain in full force and effect notwithstanding the termination of any party's membership in the CLC.

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13.      Nothing in this Agreement shall require any Member to disclose any
         Confidential Information to any other Member.

AGREED AND ACCEPTED:
                                                 ----------------------------

Member Organization
                                                 ----------------------------

Executive Sponsor Signature
                                                 ----------------------------

Executive Sponsor Print Name
                                                 ----------------------------


                                     Title       ----------------------------


                                     Date        ----------------------------



Streamline, Inc.
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                                     Title

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                                      Date
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